                                                                     EXHIBIT 3.1

                            ARTICLES OF ORGANIZATION
                                       OF
                            NNN 2002 VALUE FUND, LLC

      The undersigned, desiring to form a limited liability company under the provisions of the Virginia Limited Liability Company Act, Chapter 12 of Title
13.1 of the Code of Virginia of 1950, as amended (the "Act"), hereby sets forth the following:

      Article I. NAME. The name of the limited liability company is NNN 2002 VALUE FUND, LLC (the "Company").

      Article II. REGISTERED OFFICE AND AGENT. The post office address of the initial registered office of the Company is located within the City of Richmond at 701 East Byrd Street, Richmond, Virginia 23219. The initial registered agent is Louis J. Rogers, Esq., whose business address is the same as the post office address of the initial registered office, and who is a resident of Virginia and a member of the Virginia State Bar.

      Article III. PRINCIPAL OFFICE. The principal office of the Company is located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

      Article IV. DURATION. The Company shall have perpetual duration until dissolved or terminated in accordance with the Act.

      Article V. WRITTEN OPERATING AGREEMENT. Any operating agreement entered into by the members of the Company, and any amendments or restatements thereof, shall be in writing. No oral agreement among any of the members or managers of the Company shall be deemed or construed to constitute any portion of, or otherwise affect the interpretation of, any written operating agreement of the Company, as amended and in existence from time to time.

      Article VI. PURPOSE. The Company's business and purpose consist solely of the acquisition, ownership, operation and management of one or more parcels of real estate or interests in special purpose entities formed to own such real estate (collectively, the "Property"), and such activities as are necessary, incidental or appropriate in connection therewith, as determined by the Manager (as defined in Article XII below), in its sole discretion. The Company is authorized to borrow sufficient funds to acquire the Property (collectively, the "Loan") from one or more lenders selected by the Manager, in its sole discretion, and to secure the Loan with a mortgage, lien on, and security interest in, the Property and any of the Company's other assets (collectively, the "Mortgage").

      Article VII. POWERS AND DUTIES. Notwithstanding any other provisions of these Articles and so long as any obligations securing the Loan remain outstanding and not discharged in full, without the prior written consent of the sole member (or all of the members, if there are more than one member at such time), the Manager shall have no authority to:

            (i) borrow money or incur indebtedness on behalf of the Company other than normal trade accounts payable, loans or advances from the Manager, and lease obligations in the ordinary course of business, or grant consensual liens on the Company's property; provided, however, that the Manager is hereby authorized to execute a promissory note, the Mortgage and all other documents associated with the Loan (collectively, the "Loan Documents") but may not incur any other indebtedness except as expressly permitted by this item (i) or the Loan Documents;

            (ii) dissolve or liquidate the Company,

            (iii) sell, lease, or otherwise dispose of all or substantially all of the assets of the Company;

            (iv) file a voluntary petition or otherwise initiate proceedings to have the Company adjudicated bankrupt or insolvent, or consent to the institution or bankruptcy or insolvency proceedings against the

Company, or file a petition seeking or consenting to reorganization or relief of the Company; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Company or of all or any substantial part of the properties and assets of the Company; or make any general assignment for the benefit of creditors of the Company, admit in writing the inability of the Company to pay its debts generally as they become due or declare or effect a moratorium on the Company's debt or take any action in furtherance of any such action;

            (v) amend Articles VI, VII, VIII, IX, X and XII of these Articles;
or

            (vi) merge or consolidate with any other entity.

Notwithstanding the foregoing and so long as any obligation secured by the Loan Documents remains outstanding and not discharged in full, the Manager shall have no authority to take any action authorized above in items (i), (ii), (iv), (v), and (vi) without the written consent of the holder of the Mortgage.

      Article VIII. TITLE TO COMPANY PROPERTY. All property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no member shall have any ownership interest in any Company property in its individual name or right, and each member's Membership Interest shall be personal property for all purposes.

      Article IX. SEPARATENESS/OPERATIONAL MATTERS. The Company shall:

            (i) maintain books and records and bank accounts separate from those of any person;

            (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

            (iii) hold regular meetings, as appropriate, to conduct the business of the Company, and observe all customary organizational and operational formalities;

            (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

            (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group in the group's tax returns and financial statements;

            (vi) allocate and charge fairly and reasonably any common employee or overhead shares with affiliates;

            (vii) transact all business with affiliates on an arm's-length basis and pursuant to enforceable agreements;

            (viii) conduct business in its own name, and use separate stationery, invoices and checks;

            (ix) not commingle its assets or funds with those of any other person; and

            (x) not assume, guarantee or pay the debts or obligations of any other persons.

      Article X. EFFECT OF BANKRUPTCY, DEATH OR INCOMPETENCY OF A MEMBER. The bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a member of the Company shall not cause the termination or dissolution of the Company and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such member shall have all the rights of such member for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute member. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Company interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent Member. The foregoing shall apply to the extent permitted by applicable law.

      Article XI. INDEMNIFICATION AND ELIMINATION OF LIABILITY.

            A. Definitions. As used in this Article, the terms set forth below shall have the following meanings: (i) "applicant" means the person seeking indemnification pursuant to this Article, (ii) "expenses" includes counsel fees and costs, (iii) "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, (iv) "party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding, (v) "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, (vi) "Authorized Managers" means the manager or managers of the Company authorized to make determinations, decisions and votes on behalf of the Company with regard to any matter set forth in this Article XI, including the Manager (as defined in Article XII"), and (vii) "members," "managers," "employees" or "agents" include past, present and future members, managers, employees or agents, as the case may be, and their respective heirs, executors and administrators.

            B. Elimination of Liability for Monetary Damages. In any proceeding brought by or in the right of the Company or brought by or on behalf of its members, no manager or member shall be liable to the Company or its members for any monetary damages with respect to any transaction, occurrence, course of conduct, or otherwise, except for liability resulting from such manager's or member's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities laws, or except as otherwise expressly provided by the applicable laws of the Commonwealth of Virginia or any written operating agreement of the Company in effect from time to time.

            C. Indemnification of Members and Managers. The Company shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a member in the right of the Company or brought by or on behalf of members of the Company, by reason of the fact that he is or was a manager of the Company, or (ii) any manager who is or was serving at the request of the Company as an officer, director, member, manager, partner, or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities laws, or except as otherwise expressly provided by the applicable laws of the Commonwealth of Virginia or any written operating agreement of the Company in effect from time to time. A person is considered to be serving an employee benefit plan at the Company's request if his duties to the Company also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Authorized Managers are hereby empowered, by a majority vote of a quorum of disinterested Authorized Managers (or if such a quorum cannot be obtained, by such other bodies or individuals as permitted to determine whether indemnification is proper under Section E below), to enter into a contract to indemnify any manager in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

            D. Absence of Presumption. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section C of this Article.

            E. Determination for Indemnification. Any indemnification under Section C of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section C of this Article. The determination shall be made: (i) by the Authorized Managers by a majority vote of a quorum consisting of Authorized Managers not at the time parties to the proceeding, (ii) if a quorum cannot be obtained under clause (i) of this Section, then if the Authorized Managers (including any Authorized Managers who are parties to the proceeding) so elect in their discretion, by majority vote of a committee duly designated by the Authorized Managers (in which designation Authorized Managers who are parties may participate), consisting solely of two or more managers not at the time parties to the proceeding, or (iii) if a quorum of Authorized Managers cannot be obtained and a committee is not designated under clauses (i) and (ii) of this Section, by special legal counsel selected by the Authorized Managers, in which selection Authorized Managers who are parties may participate, or (iv) if no quorum of authorized Managers, committee or special counsel is obtained as provided above, by the members, but membership interests owned by or voted under the control of managers who are at the time parties to the proceeding may not be voted on the determination. Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under clause (iii) of this Section to select counsel. Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Authorized Managers after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement or reimbursement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Authorized Managers and the applicant. If the Authorized Managers and the applicant are unable to agree upon such special legal counsel, the Authorized Managers and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

            F. Expenses. The Company shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section E of this Article if the applicant furnishes the Company (i) a written statement of his good faith belief that he has met the standard of conduct described in Section C of this Article, and (ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct, which undertaking shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment. Authorizations of payments under this Section shall be made by the persons specified in Section E of this Article.

            G. Indemnification of Employee and Agents. The Authorized Managers are hereby empowered, by majority vote of a quorum consisting of disinterested Authorized Managers (or if such a quorum cannot be obtained, by such bodies or individuals as permitted to determine whether indemnification is proper under Section E above), to cause the Company to indemnify or contract to indemnify any person not specified in Section C of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section C of this Article. The provisions of Sections D through F of this Article, inclusive, shall be applicable to any indemnification provided hereafter pursuant to this Section.

            H. Insurance. The Company may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and also may procure insurance, in such amounts as the Authorized Managers may determine, on behalf of any person who is or was a manager, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Company would have power to indemnify him against such liability under the provisions of this Article.

            I. Nonexclusive. The indemnification expressly provided in this Article, or which may hereafter be provided pursuant to the power conferred by this Article on the Authorized Managers, shall not be exclusive of (i) any right to indemnification provided or mandated by the applicable laws of the Commonwealth of Virginia, as enacted and amended from time to time, or (ii) any rights under any policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues or matters in relation to which the Company would not have the power to indemnify such person under the provisions of this Article. This Article shall not prevent or restrict the power of the Company to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Authorized Managers (whether or not any of the Authorized Managers of the Company shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to the applicable laws of the Commonwealth of Virginia.

            J. Amendment or Repeal; Implementation. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Company shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such manager, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

            K. Severability. Each provision of this Article shall be severable, and an adverse determination as to any one or more provisions of this Article shall in no way affect the validity of any remaining provisions of this Article.

      Article XII. MANAGER-MANAGED COMPANY. The Company shall be a "manager-managed limited liability company" within the meaning of the Act. Accordingly, no member of the Company, solely by reason of such member's membership in the Company, shall be considered or relied upon to be an agent of the Company for the purpose of binding the Company with respect to any transaction or other obligation whatsoever. Triple Net Properties, LLC, a Virginia limited liability company, shall serve as the sole Manager until it is lawfully replaced by the members of the Company or resigns as Manager.

Dated: May 1, 2002

                                       /s/ Jeffrey A. Gregor
                                       ---------------------------------
                                           Jeffrey A. Gregor, Organizer